UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

BUCK-A-ROOS HOLDING CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	333-124016	05-0581183
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17641 Vanowen Street
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(818) 758-6500

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  PLAN OF PURCHASE, SALE, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.

On July 11, the Company announced that it was changing its business operations to concentrate on its wholesale discount operations complemented by retail sales from the Company's owned retail Buck-A-Roo$ outlet in Van Nuys, California.   As a part of this effort to reduce costs and maximize shareholder value; corporate operations, retail sales, and wholesale divisions were co-located at its Van Nuys, California location.  At the same time the Company announced the resignation effective July 7, 2008 of David Fox its founder, CEO and President indicating no disagreements with the Board or any adverse actions.

Faced with a lack of adequate working capital, the remaining board members and senior management endeavored to continue operating while seeking working capital and/or strategic partners in order to secure operations for the forseeable future. All efforts to obtain working capital have failed and the Company is choosing to cease operations effective August 15,2008.

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 13, 2008 Mr. Gary Agron resigned as a member of the Company's Board of Directors.  There were no disagreements or adverse actions associated with Mr. Agron's resignation.

Effective August 15, 2008 Mr. Barry Baer resigned as the Company’s Chief Financial Officer.There were no disagreements or adverse actions associated with Mr. Baer's resignation.

Exhibit Number	Name and/or Identification of Exhibit

none

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCK-A-ROO$ HOLDING CORPORATION

Date: August 15, 2008	By:	/s/ Greg Perlman
Greg Perlman
Chairman, Board of Directors